As filed with the Securities and Exchange Commission on June 17, 2015

Registration No. 333-203089

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

Post-Effective Amendment No. 1
to
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CODE REBEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	7372	46-4825060
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Code Rebel Corporation
77 Ho’okele Street, Suite 102
Kahului, Hawaii 96732
(808) 871-6496
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
______________

Arben Kryeziu
Chairman and Chief Executive Officer
Code Rebel Corporation
77 Ho’okele Street, Suite 102
Kahului, Hawaii 96732
(808) 871-6496
(Name, address, including zip code, and telephone number, including area code, of agent for service)
______________

Copies of all communications to:

Spencer G. Feldman, Esq. Olshan Frome Wolosky LLP Park Avenue Tower 65 East 55th Street New York, New York 10022 Telephone: (212) 451-2300 Fax: (212) 451-2222 Email: sfeldman@olshanlaw.com	Jack I. Kantrowitz, Esq. DLA Piper LLP (US) 1251 Avenue of the Americas New York, New York 10020 Telephone: (212) 335-4500 Fax: (212) 335-4501
______________

Approximate date of commencement of proposed sale to the public: THIS POST-EFFECTIVE AMENDMENT DEREGISTERS THOSE SHARES OF COMMON STOCK THAT REMAIN UNSOLD HEREUNDER AS OF THE DATE HEREOF.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. 

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-Accelerated Filer	☐	Smaller reporting company	☑
(Do not check if a smaller reporting company)
_________________

THIS POST-EFFECTIVE AMENDMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH THE PROVISIONS OF SECTION 8(c) OF THE SECURITIES ACT OF 1933, AS AMENDED.

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of Code Rebel Corporation (the “Company”) amends the Registration Statement on Form S-1 (No. 333-203089) (the “Registration Statement”) that was originally declared effective by the Securities and Exchange Commission on May 11, 2015.  The Registration Statement covered the registration of up to 2,000,000 shares of the Company’s common stock, par value $0.0001 per share, to be sold by the Company at $5.00 per share.

As of June 16, 2015, 1,000,983 shares of the Company’s common stock had been sold under the Registration Statement satisfying the public offering’s minimum offering amount.  On June 16, 2015, the Company’s Board of Directors determined to discontinue the public offering pursuant to the Registration Statement as a result of the current higher level of trading prices of the Company’s common stock.  Accordingly, the Company hereby terminates the Registration Statement and deregisters the 999,017 remaining shares of the Company’s common stock that had not been sold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on the 16th day of June 2015.

CODE REBEL CORPORATION

By:	/s/ Arben Kryeziu
Arben Kryeziu Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Arben Kryeziu	Chairman and Chief Executive Officer (principal executive officer)	June 16, 2015
Arben Kryeziu
/s/ Volodymyr Bykov*	Vice President and Chief Technology Officer and Director	June 16, 2015
Volodymyr Bykov
/s/ Reid Dabney	Chief Financial Officer and Secretary (principal financial and accounting officer)	June 16, 2015
Reid Dabney
/s/ James Canton, Ph.D.*	Director	June 16, 2015
James Canton, Ph.D.

/s/ David Dwelle*	Director	June 16, 2015
David Dwelle

*By:	/s/ Arben Kryeziu
Arben Kryeziu
Attorney-in-Fact